SEI 118295v1 1 AMENDMENT NUMBER FIFTEEN TO SUB-ADMINISTRATION AGREEMENT THIS AMENDMENT NUMBER FIFTEEN TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the 15th day of November, 2013 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”). WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open- end management investment company registered under the Investment Company Act of 1940, as amended; WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein. NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule I, attached hereto. 2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. 3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties. 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

SEI 118295v1 2 IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written. SEI INVESTMENTS GLOBAL FUNDS SERVICES By: ____________________________________ Name: Title: GLOBAL X MANAGEMENT COMPANY LLC By: ____________________________________ Name: Title:

SEI 118295v1 3 SCHEDULE I Funds Global X FTSE Nordic Region ETF Global X FTSE Norway 30 ETF Global X FTSE Argentina 20 ETF Global X FTSE Colombia 20 ETF Global X Pakistan KSE-30 ETF Global X Emerging Africa ETF Global X FTSE United Arab Emirates 20 ETF Global X China Consumer ETF Global X China Energy ETF Global X China Financials ETF Global X China Industrials ETF Global X China Materials ETF Global X NASDAQ China Technology ETF Global X Copper Miners ETF Global X Pure Gold Miners ETF Global X Silver Miners ETF Global X Brazil Consumer ETF Global X Brazil Financials ETF Global X Brazil Industrials ETF Global X Brazil Materials ETF Global X Brazil Utilities ETF Global X Brazil Mid-Cap ETF Global X China Mid-Cap ETF Global X Lithium ETF Global X Uranium ETF Global X Gold Explorers ETF Global X Next Emerging and Frontier ETF Global X FTSE ASEAN ETF Global X FTSE Andean 40 ETF Global X Junior Miners ETF Global X Rare Earths ETF Global X Strategic Metals ETF Global X Fertilizers/Potash ETF Global X SuperDividend ETF Global X Canada Preferred ETF Global X MLP ETF Global X MLP Natural Gas ETF Global X FTSE Portugal 20 ETF Global X FTSE Ukraine Index ETF Global X FTSE Greece 20 ETF Global X Hungary Index ETF Global X Luxembourg ETF Global X FTSE Morocco 20 Index ETF Global X Czech Republic Index ETF Global X Slovakia Index ETF Global X Qatar ETF Global X Kuwait ETF Global X Nigeria Index ETF Global X FTSE Bangladesh Index ETF Global X FTSE Sri Lanka Index ETF Global X Kazakhstan Index ETF Global X FTSE Frontier Markets ETF

SEI 118295v1 4 SCHEDULE I (CONTINUED) Global X Central America Index ETF Global X Central and Northern Europe ETF Global X Southern Europe ETF Global X Eastern Europe ETF Global X Central Asia and Mongolia Index ETF Global X Sub-Saharan Africa Index ETF Global X S&P Pan Arab Index ETF Global X FTSE Toll Roads & Ports ETF Global X FTSE Railroads ETF Global X Land ETF Global X Cement ETF Global X Advanced Materials ETF Global X Social Media Index ETF Global X Permanent ETF Global X SuperIncome Preferred ETF Global X SuperIncome REIT ETF Global X SuperIncome & MLP Index ETF Global X Risk Parity ETF Global X Guru Index ETF Global X Guru Value Index ETF Global X Guru Activist Index ETF Global X Junior MLP ETF Global X SuperDividend U.S. ETF Global X MLP & Energy Infrastructure ETF Global X Guru Small Cap Index ETF Global X Guru International Index ETF